Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FOURTH QUARTER/YEAR-END 2006 RESULTS;
ALSO REPORTS NEW LETTER OF INTENT
Houston, Texas, February 8, 2007 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the fourth quarter of 2006 of $221.4 million, or $1.60 per share on a diluted basis, compared with net income of $106.9 million, or $0.78 per share on a diluted basis, in the same period a year earlier. Revenues for the fourth quarter of 2006 were $578.2 million, compared with revenues of $368.3 million for the fourth quarter of 2005.
For the year ended December 31, 2006, the Company reported net income of $706.8 million, or $5.12 per share on a diluted basis, compared with net income of $260.3 million, or $1.91 per share on a diluted basis, for the year ended December 31, 2005. Revenues for the year ended December 31, 2006 were $2.1 billion, compared with $1.2 billion for 2005.
In addition, Diamond Offshore has entered into a Letter of Intent (LOI) to utilize the 5th generation rig Ocean Confidence in the Gulf of Mexico for a period of four years. Maximum total revenue provided for under the LOI would be approximately $730 million. The LOI is subject to customary conditions, including the execution of a definitive agreement. Commencement of the contract is expected to take place subsequent to January 2008 following completion of the well being drilled for the current operator.
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its fourth quarter/year-end 2006 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on February 8, 2007, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning existing contracts, commitments and backlog, fleet enhancements, access to new markets, future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that a Letter of Intent will not be converted to a contract, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Contract drilling	$555,618	$355,793	$1,987,114	$1,179,015
Revenues related to reimbursable expenses	22,580	12,530	65,458	41,987

Total revenues	578,198	368,323	2,052,572	1,221,002

Operating expenses:
Contract drilling	212,786	167,300	812,057	638,540
Reimbursable expenses	20,382	10,765	57,465	35,549
Depreciation	51,645	45,780	200,503	183,724
General and administrative	11,765	9,575	41,551	37,162
(Gain) loss on sale of assets	(1,127)	(6,014)	1,064	(14,767)
Casualty gain on Ocean Warwick	(500)	—	(500)	(33,605)

Total operating expenses	294,951	227,406	1,112,140	846,603

Operating income	283,247	140,917	940,432	374,399

Other income (expense):
Interest income	11,037	8,054	37,880	26,028
Interest expense	(5,418)	(8,135)	(24,096)	(41,799)
Gain (loss) on sale of marketable securities	22	29	(31)	(1,180)
Other, net	5,539	(3,038)	12,147	(1,053)

Income before income tax expense	294,427	137,827	966,332	356,395

Income tax expense	(73,072)	(30,929)	(259,485)	(96,058)

Net Income	$221,355	$106,898	$706,847	$260,337

Income per share:
Basic	$1.71	$0.83	$5.47	$2.02

Diluted	$1.60	$0.78	$5.12	$1.91

Weighted average shares outstanding:
Shares of common stock	129,186	128,848	129,129	128,690
Dilutive potential shares of common stock	9,615	9,797	9,652	12,661

Total weighted average shares outstanding	138,801	138,645	138,781	141,351

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005
CONTRACT DRILLING REVENUE
High Specification Floaters	$221,171	$191,786	$144,113
Intermediate Semisubmersibles	222,723	189,521	131,100
Jack-ups	111,724	117,146	78,975
Other	—	—	1,605

Total Contract Drilling Revenue	$555,618	$498,453	$355,793

Revenues Related to Reimbursable Expenses	$22,580	$16,003	$12,530

CONTRACT DRILLING EXPENSE
High Specification Floaters	$58,250	$61,882	$44,456
Intermediate Semisubmersibles	97,273	111,748	86,557
Jack-ups	46,201	41,143	33,247
Other	11,062	10,110	3,040

Total Contract Drilling Expense	$212,786	$224,883	$167,300

Reimbursable Expenses	$20,382	$13,982	$10,765

OPERATING INCOME
High Specification Floaters	$162,921	$129,904	$99,657
Intermediate Semisubmersibles	125,450	77,773	44,543
Jack-ups	65,523	76,003	45,728
Other	(11,062)	(10,110)	(1,435)
Reimbursables, net	2,198	2,021	1,765
Depreciation Expense	(51,645)	(49,757)	(45,780)
General and Administrative Expense	(11,765)	(9,959)	(9,575)
Gain on Sale of Assets	1,127	272	6,014
Casualty gain on Ocean Warwick	500	—	—

Total Operating Income	$283,247	$216,147	$140,917

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$524,698	$842,590
Marketable securities	301,159	2,281
Accounts receivable	567,474	357,104
Rig spare parts and supplies	48,801	47,196
Prepaid expenses and other	39,415	32,707

Total current assets	1,481,547	1,281,878
Drilling and other property and equipment, net of accumulated depreciation	2,628,453	2,302,020
Other assets	22,839	23,024

Total assets	$4,132,839	$3,606,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$333,509	$268,986

Long-term debt	964,310	977,654

Deferred tax liability	448,227	445,094

Other liabilities	67,285	61,861

Stockholders’ equity	2,319,508	1,853,327

Total liabilities and stockholders’ equity	$4,132,839	$3,606,922

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Fourth Quarter		Third Quarter		Fourth Quarter
	2006		2006		2005
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
			(Dayrate in thousands)

High Specification Floaters	$253	95%	$222	93%	$181	86%
Other Semisubmersibles	$155	82%	$128	85%	$81	89%
Jack-ups	$113	81%	$110	88%	$69	95%